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                                                                    Exhibit 10.2

          AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), dated as of May 1, 1999, by and between HI-TECH PHARMACAL CO., INC., a Delaware corporation with offices at 369 Bayview Avenue, Amityville, New York 11701 (the "Corporation"), and DAVID S. SELTZER, an individual residing at 10 Sterling Place, Lawrence, NY 11559 (the "Executive").

                             W I T N E S S E T H:

          WHEREAS, the Corporation desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and

          WHEREAS, the Executive desires to render services to the Corporation upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the parties mutually agree as follows:

          Section 1. Employment. On the date hereof (the "Effective Date"), the
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Corporation hereby employs the Executive and the Executive on the Effective Date
accepts such employment, as an executive of the Corporation, subject to the terms and conditions set forth in this Agreement.

          Section 2.  Duties.  The Executive shall serve as President and
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Chief Executive Officer of the Corporation and shall properly perform such duties as may be assigned to him from time to time by the Board of Directors of the Corporation. During the term of this Agreement, the Executive shall devote substantially all of his available business time to the
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performance of his duties hereunder unless otherwise authorized by the Board of
Directors.

          Section 3. Term of Employment. The term of the Executive's employment
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shall commence on the Effective Date and shall continue for five (5) years or until terminated pursuant to Section 5 hereof.

          Section 4. Compensation of Employee.
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               4.1.  Compensation. The Corporation shall pay to the Executive as
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annual compensation for his services hereunder a base salary ("Base Salary") as follows: (i) for the fiscal year May 1, 1999 through April 30, 2000, the Executive shall be paid a Base Salary equal to Three Hundred Thousand ($300,000) Dollars and (ii) for each fiscal year thereafter, the Executive shall be paid a Base Salary equal to the sum of (a) the Base Salary for the immediately preceding fiscal year and (b) an amount determined by multiplying the Base
Salary in effect for the immediately preceding fiscal year by five (5%) percent. The increased Base Salary thereby established shall continue in effect and for all purposes of this Agreement be defined as Base Salary during the term of this Agreement until again adjusted as hereinabove provided.

          The Base Salary shall be payable weekly less such deductions as shall be required to be withheld by applicable law and regulations.

               4.2.  Guaranteed Bonus. In addition to his annual Base Salary,
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the Executive shall receive a guaranteed bonus ("Guaranteed Bonus") during each year of employment equal to three (3%) percent of the Corporation's Pre-Tax Net Income (as

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defined in Section 4.4) in excess of Two Million ($2,000,000) Dollars for such year. The Guaranteed Bonus shall be payable within thirty (30) days after the Corporation's regularly employed independent certified public accountants ("Accountants"), in accordance with generally accepted accounting principles consistently applied, determine the pre-tax net income for such year ("Determination Date").

               4.3.  Additional Bonus. In addition to his Base Salary and
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Guaranteed Bonus, the Employee shall receive an additional bonus (the
"Additional Bonus"), with respect to each year of employment hereunder at the discretion of the Corporation's Board of Director, taking into account, among other things, increases in revenue and the share price of the Corporation's common stock, $.01 per share ("Common Stock").

               4.4.  Pre-Tax Net Income Defined. The term APre-Tax Net Income"
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as used in Section 4.2 and this Section 4.4 shall mean the net income of the
Corporation prior to the payment or provision for any Federal, state or local income or other taxes, but after deducting the Executive's Base Salary for such year, as computed by the Corporation's Accountants in accordance with generally accepted accounting principles.

               4.5.  Expenses. The Corporation shall pay or reimburse the
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Executive for all reasonable and necessary business, travel or other expenses, upon proper documentation thereof, which may be incurred by him in connection with the rendition of the services contemplated hereunder. In order to facilitate travel by the Executive in the performance of his

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duties hereunder, the Corporation shall furnish the Executive, without cost to him, with a Corporation owned or leased automobile of his choice. The Corporation shall pay all the expenses of maintaining, insuring and operating said automobile upon presentation of appropriate vouchers and/or receipts to the extent that the Corporation does not pay such expenses directly.

          4.6.  Benefits. During the term of this Agreement, the Executive shall
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be entitled to participate in such pension, profit sharing, group insurance, option plans, hospitalization, group health benefit plans and all other benefits and plans as the Corporation provides to its senior executives. The Corporation shall continue to pay all premiums under the life insurance policies in force immediately prior to the date hereof.

          4.7.  Discretionary Payments. Nothing herein shall preclude the
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Corporation from paying the Executive such bonus or bonuses or other compensation as the Board of Directors, in its discretion, may authorize from time to time.

          4.8.  Employee Stock Options. During the term of this Agreement, the
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Executive shall be eligible to receive annually options to purchase a minimum amount of fifty (50,000) thousand shares of the Corporation's Common Stock in accordance with the terms and provisions of the Corporation's Amended and Restated Stock Option Plan (the "Plan"). Such options shall vest in accordance with the terms of the Plan, a copy of which has been provided to the Executive.

     Section 5. Termination.
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               5.1.  Base Salary and Bonus Payments.  This Agreement shall
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terminate upon the death, Total Disability, as hereinafter defined, or termination of employment of the Executive. The Corporation shall pay to the Executive, any person designated in writing or if no such person is designated, to his estate, as the case may be, the aggregate amount of the Base Salary up to the end of the month in which death or termination of employment occurs. In the event of either death or a Total Disability, the Executive shall continue to receive his Base Salary for the remaining term of this Agreement; provided, however, that (i) in the case of death, to the extent any proceeds in excess of $1,000,000 from a key man life insurance owned by the Corporation on the life of the Executive are paid to the Executive's estate and (ii) in the case of a Total Disability, to the extent any proceeds from a disability insurance policy owned by the Corporation are paid to the Executive or his designee, the Corporation shall receive a credit against its salary payment obligations in an amount equal to the insurance proceeds paid to the Executive, his designee or his estate. In addition to the Base Salary, the Executive, his designee or his estate shall be paid an amount equal to the product of (i) the Guaranteed Bonus for such year in which death, Total Disability or termination of employment occurred and (ii) a fraction, the numerator of which are the number of months during the year of such death, Total Disability or termination of employment during which the Executive was employed by the Corporation through and including the month of his death, Total

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Disability or termination of employment, and the denominator of which is twelve
(12).

          5.2. Termination For Cause. In the event the Executive is terminated
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For Cause, as hereinafter defined, or because Executive wrongfully leaves his employment hereunder then, upon such occurrence, this Agreement shall be deemed terminated and the Corporation shall be released from all obligations to the Executive with respect to this Agreement.

          5.3. Definitions. As used herein, the term "For Cause" shall mean (i)
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the Executive's final non-appealable conviction in a court of law of any crime or offense which constitutes a felony in the jurisdiction involved, or (ii) willful misconduct, or (iii) reckless disregard of his responsibilities under this Agreement.

     Section 6. Disability.
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          6.1. Total Disability.  In the event the Executive is mentally or
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physically incapable or unable to perform his regular and customary duties of employment with the Corporation for a period of one hundred eighty (180) consecutive days in any one hundred eighty (180) consecutive day period during the term, the Executive shall be deemed to be suffering from a "Total Disability".

          6.2. Payment During Disability.  In the event the Executive is unable
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to perform his duties hereunder by reason of a disability, which disability does not constitute a Total Disability, the Corporation shall continue to pay the Executive his Base Salary during the continuance of such disability;

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provided, however, that in the event the Executive shall, within twelve (12)
months after his disability, recover sufficiently to return to work for a period of sixty (60) consecutive working days, he shall be fully reinstated. Any relapse which thereafter occurs shall be deemed to be a subsequent disability. To the extent the Corporation maintains disability insurance for its employees, the Corporation shall pay to the Executive the difference between the Executive's Base Salary and the disability payments made under such insurance on behalf of the Employee.

          Section 7.  Vacations. The Executive shall be entitled to a vacation
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of four (4) weeks per year, during which period his Base Salary shall be paid in full. The Executive shall take his vacation at such time or times as the Executive and the Corporation shall determine is mutually convenient.

          Section 8.  Disclosure of Confidential Information.
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               8.1. Disclosure. Executive recognized that he will have access to
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secret and confidential information regarding the Corporation, its products, know-how, customers and plans. Executive acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his employment, which is treated as confidential by the Corporation and not otherwise in the public domain.

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               8.2. Survival. The provisions of this Section 8 shall survive
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Executive's employment hereunder.

          Section 9. Covenant Not To Compete.
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               9.1. Covenant. Executive recognizes that the services to be
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performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that Executive agrees, and, accordingly, Executive does hereby agree, that he will not, directly or indirectly, at any time during the Restricted Period, as hereinafter defined:

                    (1) except as provided in Section 9.3 hereof, engage in any business competitive with the business conducted by the Corporation either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party; or

                    (2) employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee, representative or agent of the Corporation.

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               9.2.  Enforceability. If any of the restrictions contained in
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this Section 9 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

               9.3.  Exception. This Section 9 shall not be construed to prevent
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Executive from owning, directly and indirectly, in the aggregate, an amount not exceeding five percent (5%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

               9.4. Restricted Period Defined. The term "Restricted Period", as
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used in this Section 9, shall mean the period of one (1) year after the date
Executive leaves his employment hereunder.

               9.5.  Survival. The provisions of this Section 9 shall survive
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the termination of Executive's employment hereunder and until the end of the
Restricted Period as provided in Section 9.4 hereof.

          Section 10.  Miscellaneous.
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               10.1. Injunctive Relief. Executive acknowledges that the services
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to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or

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threatened breach by him of Sections 8 or 9 of this Agreement shall entitle the
Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more of all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

          10.2.  Assignment.  Neither Executive nor the Corporation may assign
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or delegate any of their rights or duties under this Agreement.

          10.3.  Entire Agreement. This Agreement constitutes and embodies the
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full and complete understanding and agreement of the parties with respect to the
Executive's employment by the Corporation, supersedes all prior understandings and agreements, if any, whether oral or written, between the Executive and the Corporation and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or

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condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

               10.4. Binding Effect. This Agreement shall inure to the benefit
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of, be binding upon and enforceable against, the parties hereto and their respective successors and permitted assigns.

               10.5. Captions.  The captions contained in this Agreement are for
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convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               10.6. Notices.  All notices, requests, demands and other
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communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, postage prepaid to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.

               10.7. Governing Law. This Agreement shall be governed by and
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interpreted under the laws of the State of New York.

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               10.8. Counterparts. This Agreement may be executed simultaneously
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in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                             HI-TECH PHARMACAL CO., INC.

                             By:__________________________________________

                             _____________________________________________
                             DAVID S. SELTZER

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